UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 25, 2016

FUTUREWORLD CORP.

(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10901 Roosevelt Blvd, 1000 Saint Petersburg, Florida		33716
(Address of principal executive offices)		(Zip Code)

(727) 474-1816
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events.

Operating Structure

On January 25, 2016, HempTech Corp. (“HempTech”), a subsidiary of FutureWorld, announces plans to create a new holding company, Agronetix Inc. (“Agronetix”), and a new operating structure to increase corporate and business scale into non-cannabis agricultural industry.  Under the new operating structure, its main HempTech business will include Cannabis related products and services development and manufacturing and the related technical infrastructure (the “HempTech business”).  All other non-Cannabis agro and agricultural business will be run under Agronetix and separately from the HempTech Business. The decision was made based on scalability of the Company’s technology platform into all aspect of the agri business, current funding in process and grow.droid opportunities in non-cannabis market.

In connection with the new operating structure and upon completion of the Agronetix Merger (as defined below), Sam Talari will become the Acting Chief Executive Officer (CEO) and Chief Financial Officer (CFO) of Agronetix, John Verghese will become the President of Agronetix, Sam Talari will become the Executive Chairman of Agronetix, Kevin Defant will become the Vice President of technology and Karin Rohret will become the Senior Vice President of Accounting and Secretary of Agronetix.  Sam, John, Kevin and Karin will transition to these roles from their respective roles at HempTech, whereas Karin will also retain her role as the Senior Vice President of Accounting and Secretary of HempTech.

Concurrently upon completion of the Agronetix Merger, HempTech will become a subsidiary of Agronetix. The Company will start to recruit a CEO for HempTech Corp. Sam Talari will remain as the acting CEO for HempTech Corp.

Holding Company Reorganization

This year, HempTech intends to implement a holding company reorganization (the “Agronetix Merger”), which will result in Agronetix owning all of the capital stock of HempTech.  Agronetix will initially be a direct, wholly owned subsidiary of HempTech. Pursuant to the Agronetix Merger, a newly formed entity (“Merger Sub”), a direct, wholly owned subsidiary of Agronetix and an indirect, wholly owned subsidiary of HempTech, will merge with and into HempTech, with HempTech surviving as a direct, wholly owned subsidiary of Agronetix.  Each share of each class of HempTech stock issued and outstanding immediately prior to the Agronetix Merger will automatically convert into an equivalent corresponding share of Agronetix stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of HempTech stock being converted. Accordingly, upon consummation of the Agronetix Merger, HempTech’s current stockholders will become stockholders of Agronetix.  The stockholders of HempTech will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares in the Agronetix Merger.

The Agronetix Merger will be conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations.  Effective upon the consummation of the Agronetix Merger, Agronetix will adopt an amended and restated certificate of incorporation and amended and restated bylaws that are identical to those of HempTech immediately prior to the consummation of the Agronetix Merger, except for the change of the name of the corporation as permitted by Section 251(g).  Furthermore, the conversion will occur automatically without an exchange of stock certificates.  Stock certificates previously representing shares of a class of HempTech stock will represent the same number of shares of the corresponding class of Agronetix stock after the Agronetix Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Corp.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  January 25, 2016